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                                                                    EXHIBIT 5.1


                      [SPECTRUM LAW GROUP, LLP LETTERHEAD]

                                17 February 2005


UWINK, INC.
5443 Beethoven Street
Los Angeles, California 90066

         Re:      Registration Statement on Form S-8

Ladies & Gentlemen:

         This Firm has served as legal counsel to uWink, Inc., a Utah corporation (the "Company"), in connection with the registration by the Company pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on 17 February 2005 (the "Registration Statement") of an aggregate of three hundred fifty thousand (350,000) shares of the Company's common stock, $.001 par value per share (the "Registered Shares"). The Registration Statement will be used in connection with the issuance of one hundred seventy five thousand (175,000) shares of the Registered Shares (the "Consulting Stock") pursuant to the terms and conditions of a Consulting Agreement by and between the Company and Tom Hemingway (the "Consulting Agreement"). You have requested our opinion as to whether or not the Registered Shares to be issued to various individuals solely for services, including but not limited to the Consulting Registered Shares, when issued, will be legally issued and fully paid and non-assessable securities of the Company.

         In our capacity as legal counsel to the Company, we have examined the Form of the Registration Statement to be filed by the Company in connection with such shares on Form S-8; the Articles of Incorporation of the Company, as amended; the By-Laws of the Company currently in effect; and, the Consulting Agreement. In addition, we have examined such other documents and records, instruments, and certificates of public officials, officers, and representatives of the Company and have made such other investigations as we deemed necessary or appropriate under the circumstances. In connection with rendering this opinion, we have reviewed such statutes and regulations as we deemed relevant and necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified or photostat copies, and the authenticity of the original of such copies.

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         We have also examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Registered Shares. We have further assumed that the recipients of the Registered Shares will have paid the consideration required under the terms of any such agreement or agreements prior to the issuance of such Registered Shares.

         On the basis of the foregoing, and in reliance thereon, and subject to the qualifications and limitations stated herein, we are of the opinion that the Registered Shares, when issued and sold in accordance with the Registration Agreement and the Consulting Agreement, will be legally and validly issued, fully paid, and nonassessable.

         This opinion is expressly limited in scope to that number of Registered Shares enumerated herein which are to be expressly covered by the Registration Statement and does not cover subsequent issuances of shares to be made in the future, if any, pertaining to services to be performed in the future. Such transactions are required to be included in either a new registration statement or a post effective amendment to the Registration Statement including updated opinions concerning the validity of issuance of such shares. The opinions expressed above are further limited to the laws of the State of California, the General Corporation Law of the State of Utah, and the federal laws of the United States of America, and are rendered only with respect to such laws which are currently in effect. We assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to our attention hereafter.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement. We further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                                Very truly yours,

                                                /S/  SPECTRUM LAW GROUP, LLP